UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2008

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Pine Street
New York, New York 10270

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On October 16, 2008, American International Group, Inc. (“AIG”) announced that David L. Herzog had been named Executive Vice President and Chief Financial Officer.
Mr. Herzog, 48, has served as AIG Senior Vice President and Comptroller since June 2005. He joined American General Corporation in February 2000, and following the AIG acquisition of American General in 2001 he was named Chief Operating Officer for the combined domestic life insurance companies. Mr. Herzog was elected AIG Vice President, Life Insurance in 2003 and in 2004 he was named Chief Financial Officer of AIG’s Worldwide Life Insurance operations.
On October 9, 2008, Steven J. Bensinger, Executive Vice Chairman — Financial Services and acting Chief Financial Officer, gave a notice of the termination of his employment with AIG. Consistent with a comprehensive assessment of expenses and compensation being undertaken by AIG, Mr. Bensinger’s employment arrangements are being reviewed and no payments will be made pending completion of the review.
Mr. Bensinger’s original Employment Agreement is filed as an exhibit to AIG’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, the March 12, 2008 letter amendment to Mr. Bensinger’s Employment Agreement is filed as an exhibit to AIG’s Current Report on Form 8-K, dated March 17, 2008, and the May 8, 2008 letter amendment to Mr. Bensinger’s Employment Agreement is filed as an exhibit to AIG’s Current Report on Form 8-K, dated May 8, 2008.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2008	AMERICAN INTERNATIONAL GROUP, INC. (Registrant) By: /s/ Kathleen E. Shannon Name: Kathleen E. Shannon Title: Senior Vice President and Secretary